2000 Westchester Avenue, Purchase, New York 10577 •?(914) 701-8400 FOR IMMEDIATE RELEASE Contacts: Dan Loh (Investors) –?(914) 701-8200 Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports Third-Quarter Earnings

•	Adjusted Net Income of $28.6 Million, $1.13 per Share

•	Reported Net Income of $23.7 Million, $0.94 per Share

•	Expect Full-Year Adjusted EPS of $3.40 to $3.80

•	Repurchased 1.724 Million Shares in 2013, 6.5% of Outstanding

•	Board Increases Share Repurchase Authorization

PURCHASE, N.Y., November 7, 2013 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW), a leading global provider of outsourced aircraft and aviation operating solutions, today announced adjusted net income attributable to common stockholders of $28.6 million, or $1.13 per diluted share, for the three months ended September 30, 2013, compared with $33.4 million, or $1.26 per diluted share, for the three months ended September 30, 2012.

On a reported basis, third-quarter 2013 net income attributable to common stockholders totaled $23.7 million, or $0.94 per diluted share, compared with $33.9 million, or $1.27 per diluted share, in the third quarter of 2012. Free cash flow of $73.8 million in the third quarter of 2013 compared with $98.9 million in the third quarter of 2012.

“Earnings in the third quarter of 2013 were below our expectations, reflecting market factors,” said William J. Flynn, President and Chief Executive Officer. “Demand in the commercial airfreight peak season through September was less than we anticipated. Airfreight yields remained under pressure, impacting our Commercial Charter segment. In addition, a decline in military demand led to a reduction in AMC volumes and fewer favorable one-way missions.

“Results during the quarter were supported by strength in our core ACMI operations and growth in our Dry Leasing business. Led by our new 747-8 freighters in ACMI, we saw increasing contributions during the quarter from investments to diversify our business mix, including the addition of 777 freighters with predictable, long-term revenue and earnings streams in Dry Leasing; our expanding 767 service; growing CMI operations within ACMI; and ongoing continuous improvement initiatives.

“Reflecting our commitment to enhance stockholder value, we acquired a further 3.1% of our outstanding common stock through our share repurchase program from May through August. Combined with the shares that we bought through the end of April, we have repurchased approximately 6.5% of our shares for $72 million this year. In addition, our board of directors has increased our existing authority to repurchase shares from $9 million to $60 million.”

Third-Quarter Results

Revenue, volume and profitability growth in our core ACMI business during the third quarter were driven by our new 747-8Fs, with an average of 3.3 additional -8F aircraft in service compared with the third quarter of 2012, and the continued ramp up and expansion of CMI service.

Improved ACMI segment earnings during the period benefited from higher rates per block hour and lower maintenance expense for our 747-8Fs, partially offset by the redeployment of 747-400 aircraft to other business segments.

In Dry Leasing, revenue and profitability grew following the acquisition of one 777-200LRF aircraft in March 2013 and two 777-200LRF aircraft in July 2013. Each aircraft was acquired with a long-term customer lease already in effect.

In AMC Charter, a reduction in cargo and passenger block hours, as well as a reduced number of one-way AMC missions and a change in the proportion of those missions from outbound U.S. to inbound U.S., led to a significant decline in segment contribution. Higher average cargo and passenger revenue per block hour during the period stemmed from an increase in the average pegged fuel price set by the U.S. military.

Segment results in Commercial Charter primarily related to a reduction in yields driven by soft third-quarter global charter-market conditions. Results also reflected a reduction in return legs due to the change in the number and direction of one-way AMC missions.

Results in the third quarter were also affected by a reduction in capitalized interest on 747-8F aircraft that entered service.

Income Taxes

Reported earnings for the third quarter of 2013 included an effective income tax rate of 31.3%, reflecting both the ongoing beneficial impact of lower taxes for certain foreign subsidiaries in our Dry Leasing business and the net impact of the resolution of certain income tax liabilities.

Nine-Month Results

For the nine months ended September 30, 2013, adjusted net income attributable to common stockholders totaled $54.9 million, or $2.13 per diluted share, compared with $78.3 million, or $2.95 per diluted share, for the nine months ended September 30, 2012.

On a reported basis, nine-month 2013 net income attributable to common stockholders totaled $63.9 million, or $2.48 per diluted share, compared with $77.5 million, or $2.92 per diluted share, in the first nine months of 2012.

Free cash flow in the first nine months of 2013 increased to $180.8 million from $154.1 million in the first nine months of 2012.

Cash and Short-Term Investments

At September 30, 2013, our cash, cash equivalents, short-term investments and restricted cash totaled $298.4 million, compared with $419.9 million at December 31, 2012.

The change in position at September 30 reflected cash provided by operating and financing activities offset by cash used for investing activities.

Net cash used for investing activities in the first nine months of 2013 primarily related to the purchase of two 747-8F aircraft as well as three 777-200LRF aircraft for our Dry Leasing business.

Net cash provided by financing activities primarily reflected proceeds from the issuance of debt in connection with the acquisitions of these aircraft. Those proceeds were partially offset by payments on debt obligations and debt issuance costs.

Share Repurchases

Between mid-May and mid-August, we repurchased 820,276 shares of our common stock for $35.6 million. The shares were acquired pursuant to an accelerated share repurchase program with a financial institution that settled in August.

Through the nine months ended September 30, 2013, we repurchased a total of 1,723,577 shares, or 6.5%, of our outstanding common stock at December 31, 2012.

Future repurchases under our new $60 million authority may be made at our discretion, and the actual timing, form and amount will depend on company and market conditions.

Outlook

Looking to full-year 2013, we expect fully diluted earnings per share to total between $3.40 and $3.80 on an adjusted basis and $3.75 and $4.15 on a reported basis.

Our current outlook reflects a much less robust commercial airfreight peak season than previously anticipated. While commercial airfreight volumes are strengthening, airfreight yields remain volatile. In addition, military cargo volumes have declined at a more rapid rate. Together, these factors affected our third-quarter results and have reduced anticipated profitability for the fourth quarter.

Partially offsetting these challenges are increasing contributions from investments to diversify the company’s business mix, led by new 747-8 freighters in the company’s core ACMI business; the addition of 777 freighters with predictable, long-term revenue and earnings streams in Dry Leasing; an expanding 767 service platform; entry into military and commercial charter passenger operations; and continuing growth in the company’s non-asset-intensive CMI operations. Also contributing are ongoing continuous improvement productivity and efficiency initiatives.

Mr. Flynn added: “Airfreight remains a long-term growth industry despite current market challenges. We are focused on the long-term growth of our business, and we are well-positioned to capitalize on market improvements. Our business model is solid and is complemented by substantial operating leverage, strong customer relationships and a superior fleet. We continue to strengthen our competitive position and generate substantial free cash flow, which will enhance stockholder value.”

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s third-quarter financial and operating results at 11:00 a.m. Eastern Time on Thursday, November 7, 2013.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information”, click on “Presentations” and on the link to the third-quarter call) or at the following Web address:

http://www.media-server.com/m/p/rq4h455p

For those unable to listen to the live call, a replay will be available on the above Web sites following the call. A replay will also be available through November 14 by dialing (855) 859-2056 (domestic) and (404) 537-3406 (international) and using Access Code 88980639#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating solutions that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military cargo and passenger charters; commercial cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2013 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating Revenue
ACMI	$189,583	$177,722	$552,710	$492,846
AMC Charter	95,668	117,377	287,840	376,685
Commercial Charter	104,605	108,078	313,488	305,852
Dry Leasing	11,874	3,057	21,844	8,864
Other	3,660	3,017	10,417	9,013

Total Operating Revenue	$405,390	$409,251	$1,186,299	$1,193,260

Operating Expenses
Aircraft fuel	93,434	99,080	289,535	311,414
Salaries, wages and benefits	74,167	71,386	219,216	215,640
Maintenance, materials and repairs	31,306	40,524	133,152	136,875
Aircraft rent	48,448	44,133	130,703	126,309
Depreciation and amortization	23,661	16,612	61,840	44,792
Passenger and ground handling services	18,037	18,711	52,109	50,100
Navigation fees, landing fees and other rent	16,438	15,153	46,901	44,090
Travel	14,535	14,746	43,485	42,189
Loss (gain) on disposal of aircraft	501	(1,058)	79	(2,417)
Other	27,157	27,699	80,515	85,306

Total Operating Expenses	347,684	346,986	1,057,535	1,054,298

Operating Income	57,706	62,265	128,764	138,962

Non-operating Expenses (Income)
Interest income	(4,849)	(4,833)	(15,003)	(14,629)
Interest expense	22,594	17,004	61,711	46,598
Capitalized interest	(291)	(4,052)	(1,985)	(16,356)
Loss on early extinguishment of debt	4,524	143	5,518	285
Other expense (income), net	(241)	(331)	1,415	454

Total Non-operating Expenses (Income)	21,737	7,931	51,656	16,352
Income before income taxes	35,969	54,334	77,108	122,610
Income tax expense	11,247	19,759	11,320	45,899

Net Income	24,722	34,575	65,788	76,711
Less: Net income (loss) attributable
to noncontrolling interests	981	717	1,909	(834)

Net Income Attributable
to Common Stockholders	$23,741	$33,858	$63,879	$77,545

Earnings per share:
Basic	$0.94	$1.28	$2.48	$2.94

Diluted	$0.94	$1.27	$2.48	$2.92

Weighted average shares:
Basic	25,124	26,443	25,710	26,410

Diluted	25,212	26,580	25,784	26,527

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		September 30,
		2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents		$280,967	$409,763
Short-term investments		11,573	10,119
Restricted cash		5,886	¯
Accounts receivable, net of allowance of $1,539 and $3,172, respectively		118,515	127,704
Prepaid maintenance		21,004	22,293
Deferred taxes		53,799	26,390
Prepaid expenses and other current assets		36,628	36,726

Total current assets		528,372	632,995
Property and Equipment
Flight equipment		2,971,696	2,209,782
Ground equipment		45,049	39,230
	Less: accumulated depreciation	(238,992)	(185,419)
Purchase deposits for flight equipment		38,978	147,946

Property and equipment, net		2,816,731	2,211,539
Other Assets
Long-term investments and accrued interest		129,665	140,498
Deposits and other assets		133,238	132,120
Intangible assets, net		35,947	35,533

Total Assets		$3,643,953	$3,152,685

Liabilities and Equity
Current Liabilities
Accounts payable		$42,700	$20,789
Accrued liabilities		150,741	152,467
Current portion of long-term debt[1,2]		262,568	154,760

Total current liabilities		456,009	328,016
Other Liabilities
Long-term debt[1,2]		1,473,685	1,149,282
Deferred taxes		302,274	265,384
Other liabilities		124,897	121,899

Total other liabilities		1,900,856	1,536,565
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 28,198,464 and
	27,672,924 shares issued, 25,037,540 and 26,443,441, shares outstanding
	(net of treasury stock), as of September 30, 2013 and December 31, 2012, respectively	282	277
Additional paid-in-capital		557,078	544,421
Treasury stock, at cost; 3,160,924 and 1,229,483 shares, respectively		(125,796)	(44,850)
Accumulated other comprehensive loss		(12,790)	(14,263)
Retained earnings		862,555	798,676

Total stockholders’ equity		1,281,329	1,284,261
Noncontrolling interest		5,759	3,843

Total equity		1,287,088	1,288,104

Total Liabilities and Equity		$3,643,953	$3,152,685

1 Balance sheet debt at September 30, 2013 totaled $1,736.3 million, including the impact of $42.8 million of unamortized discount.

2 The face value of our debt at September 30, 2013 totaled $1,779.1 million, compared with $1,350.8 million on December 31, 2012.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2013	September 30, 2012
Operating Activities:
Net Income Attributable to Common Stockholders	$63,879		$77,545
Net income (loss) attributable to noncontrolling interests	1,909		(834)

Net Income	65,788		76,711
Adjustments to reconcile Net Income
to net cash provided by operating activities:
Depreciation and amortization	73,324		51,509
Accretion of debt securities discount	(6,758)		(6,454)
Provision for allowance for doubtful accounts	217		897
Loss on early extinguishment of debt	5,518		285
Loss (gain) on disposal of aircraft	79		(2,417)
Deferred taxes	10,511		45,346
Stock-based compensation expense	12,176		12,243
Changes in:
Accounts receivable	6,818		(334)
Prepaid expenses and other current assets	12,494		38,991
Deposits and other assets	2,834		(10,315)
Accounts payable and accrued liabilities	24,665		(9,256)

Net cash provided by operating activities	207,666		197,206
Investing Activities:
Capital expenditures	(24,860)		(26,732)
Purchase deposits and delivery payments for flight equipment	(561,979)		(312,494)
Changes in restricted cash	(5,886)
Investment in debt securities	¯		(1,179)
Proceeds from short-term investments	4,672		4,342
Proceeds from insurance	9,109		¯
Proceeds from disposal of aircraft	4,250		2,715

Net cash used for investing activities	(574,694)		(333,348)
Financing Activities:
Proceeds from debt issuance	709,484		639,628
Refund of accelerated share repurchase	21,886		¯
Prepayment of accelerated share repurchase	(21,886)		¯
Purchase of treasury stock	(80,946)		(3,318)
Excess tax benefit from stock-based compensation expense	472		550
Payment of debt issuance costs	(19,682)		(24,808)
Payments of debt	(371,096)		(347,232)

Net cash provided by financing activities	238,232		264,820
Net (decrease) increase in cash and cash equivalents	(128,796)		128,678
Cash and cash equivalents at the beginning of period	409,763		187,111

Cash and cash equivalents at the end of period	$280,967		$315,789

Non-cash Investing and Financing Activities:
Acquisition of flight equipment and assumed debt	$90,498	$	¯

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating Revenue:
ACMI	$189,583	$177,722	$552,710	$492,846
AMC Charter	95,668	117,377	287,840	376,685
Commercial Charter	104,605	108,078	313,488	305,852
Dry Leasing	11,874	3,057	21,844	8,864
Other	3,660	3,017	10,417	9,013
Total Operating Revenue	$405,390	$409,251	$1,186,299	$1,193,260
Direct Contribution:
ACMI	$62,587	$51,625	$157,594	$116,573
AMC Charter	14,749	25,437	40,144	76,002
Commercial Charter	(3,859)	3,602	(15,023)	15,559
Dry Leasing	4,681	1,378	8,294	3,967
Total Direct Contribution for Reportable Segments	$ 78,158	$82,042	$191,009	$212,101
Unallocated income and expenses, net	(37,163)	(28,623)	(108,304)	(91,623)
Loss on early extinguishment of debt	(4,524)	(143)	(5,518)	(285)
Loss (gain) on disposal of aircraft	(501)	1,058	(79)	2,417
Income before Income Taxes	35,970	54,334	77,108	122,610
Interest income	(4,849)	(4,833)	(15,003)	(14,629)
Interest expense	22,594	17,004	61,711	46,598
Capitalized interest	(291)	(4,052)	(1,985)	(16,356)
Loss on early extinguishment of debt	4,524	143	5,518	285
Other expense (income), net	(241)	(331)	1,415	454
Operating Income	$57,707	$62,265	$128,764	$138,962

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, AMC Charter, Commercial Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by senior management.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, losses (gains) on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, interest income, foreign exchange gains and losses, other revenue and other non-operating costs, including one-time items.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2013	September 30, 2012	Percent Change

Net Income Attributable to Common Stockholders	$23,741	$33,858	(29.9%)
After-tax impact from:
Fleet retirement costs[1]	-	125
Loss on early extinguishment of debt[2]	4,524	91
Loss (gain) on disposal of aircraft	319	(674)

Adjusted Net Income Attributable to Common Stockholders	$ 28,584	$ 33,400	(14.4%)

Diluted EPS	$0.94	$1.27	(26.0%)
After-tax impact from:
Fleet retirement costs[1]	-	—
Loss on early extinguishment of debt[2]	0.18	—
Loss (gain) on disposal of aircraft	0.01	(0.03)

Adjusted Diluted EPS	$1.13	$ 1.26[3]	(10.3%)

	For the Nine Months Ended

	September 30, 2013	September 30, 2012	Percent Change

Net Income Attributable to Common Stockholders	$63,879	$77,545	(17.6%)
After-tax impact from:
Fleet retirement costs[1]	-	2,093
Loss on early extinguishment of debt[2]	5,157	182
ETI tax benefit	(14,160)	-
Loss (gain) on disposal of aircraft	50	(1,540)

Adjusted Net Income Attributable to Common Stockholders	$ 54,926	$ 78,280	(29.8%)

Diluted EPS	$2.48	$2.92	(15.1%)
After-tax impact from:
Fleet retirement costs[1]	-	0.08
Loss on early extinguishment of debt[2]	0.20	0.01
ETI tax benefit	(0.55)	-
Loss (gain) on disposal of aircraft	-	(0.06)

Adjusted Diluted EPS	$2.13	$2.95	(27.8%)

[1]	Fleet retirement costs included incremental employee costs related to the retirement of our 747-200 fleet.

[2]	Loss on early extinguishment of debt was related to the financing of 747-8F and 777-200LRF aircraft.

3 Items may not sum due to rounding.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

Full-Year 2013 Diluted EPS Guidance
GAAP Measure	$3.75 to 4.15
Loss on early extinguishment of debt	0.20
ETI tax benefit	(0.55)
Loss on disposal of aircraft	-

Non-GAAP Measure	$3.40 to 3.80

	For the Three Months Ended
	September 30, 2013	September 30, 2012
Net Cash Provided by Operating Activities	$79,489	$111,268
Less:
Capital expenditures	5,369	8,289
Capitalized interest	291	4,052

Free Cash Flow[1]	$73,829	$98,927

	For the Nine Months Ended
	September 30, 2013	September 30, 2012
Net Cash Provided by Operating Activities	$207,666	$197,206
Less:
Capital expenditures	24,860	26,732
Capitalized interest	1,985	16,356

Free Cash Flow[1]	$180,821	$154,118

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Income before income taxes	$35,969	$54,334	$77,108	$122,610
Fleet retirement costs[1]	-	196	-	3,286
Loss on early extinguishment of debt	4,524	143	5,518	285
Loss (gain) on disposal of aircraft	501	(1,058)	79	(2,417)
Adjusted pretax income	40,994	53,615	82,705	123,764
Interest (income) expense, net	17,454	8,119	44,723	15,613
Other non-operating expenses (income)	(241)	(331)	1,415	454
Adjusted operating income	58,207	61,403	128,843	139,831
Depreciation and amortization	23,661	16,612	61,840	44,792
EBITDA, as adjusted[2]	81,868	78,015	190,683	184,623
Aircraft rent	48,448	44,133	130,703	126,309
EBITDAR, as adjusted[3]	$130,316	$122,148	$321,386	$310,932

[1]	Fleet retirement costs included incremental employee costs related to the retirement of our 747-200 fleet.

[2]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, fleet retirement costs, and losses (gains) on disposal of aircraft, as applicable.

[3]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, fleet retirement costs, and losses (gains) on disposal of aircraft, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Nine Months Ended
		September 30,		Increase/	September 30,		Increase/
		2013	2012	(Decrease)	2013	2012	(Decrease)
Block Hours
ACMI		28,813	28,451	362	85,274	78,698	6,576
AMC Charter
Cargo		1,531	2,283	(752)	5,296	8,152	(2,856)
Passenger		3,029	3,882	(853)	8,264	9,121	(857)
Commercial Charter		5,310	5,331	(21)	16,360	14,761	1,599
Nonrevenue		220	277	(57)	655	908	(253)

Total Block Hours		38,903	40,224	(1,321)	115,849	111,640	4,209

Revenue Per Block Hour
ACMI		$6,580	$6,247	$333	$6,482	$6,262	$220
AMC Charter		20,980	19,039	1,941	21,227	21,808	(581)
Cargo		21,962	19,853	2,109	22,681	23,771	(1,090)
Passenger		20,483	18,561	1,922	20,296	20,053	243
Commercial Charter		19,700	20,273	(573)	19,162	20,720	(1,558)
Average Utilization (block hours per day)
ACMI[1]		10.1	11.9	(1.8)	10.4	12.3	(1.9)
AMC Charter
Cargo		5.4	9.2	(3.8)	6.7	9.0	(2.3)
Passenger		8.0	9.0	(1.0)	7.0	8.3	(1.3)
Commercial Charter		6.3	9.3	(3.0)	7.0	9.1	(2.1)

	All Operating Aircraft[1,2]	8.9	11.0	(2.1)	9.3	11.2	(1.9)
Fuel
AMC
	Average fuel cost
	per gallon	$3.62	$2.67	$0.95	$3.63	$3.27	$0.36
	Fuel gallons	11,324	15,357	(4,033)	33,847	44,909	(11,062)
	consumed (000s)
Commercial Charter
	Average fuel cost
	per gallon	$3.09	$3.29	$(0.20)	$3.13	$3.34	$(0.21)
	Fuel gallons	16,956	17,637	(681)	53,210	49,256	3,954
	consumed (000s)
	1 ACMI and All Operating Aircraft averages in the third quarter and first nine months of 2013 reflect the impact of increases in the number of CMI
	aircraft and amount of CMI flying compared with the same periods of 2012.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Nine Months Ended
September 30,		Increase/	September 30,		Increase/
2013	2012	(Decrease)	2013	2012	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	8.0	4.7	3.3	7.7	3.7	4.0
747-400 Cargo[2]	13.6	16.5	(2.9)	13.8	16.7	(2.9)
767-300 Cargo	2.0	—	2.0	1.8	—	1.8
767-200 Cargo	5.0	3.8	1.2	5.0	1.8	3.2
747-400 Passenger	1.4	1.0	0.4	1.1	1.1	—
767-300 Passenger	—	—	—	0.3	—	0.3
767-200 Passenger	1.0	—	1.0	0.3	—	0.3

Total	31.0	26.0	5.0	30.0	23.3	6.7
AMC Charter
747-400 Cargo	3.1	2.7	0.4	2.9	3.1	(0.2)
747-200 Cargo	—	—	—	—	0.2	(0.2)
747-400 Passenger	1.4	1.8	(0.4)	1.7	1.7	—
767-300 Passenger	2.7	2.9	(0.2)	2.6	2.3	0.3

Total	7.2	7.4	(0.2)	7.2	7.3	(0.1)
Commercial Charter
747-8F Cargo	1.0	—	1.0	0.4	—	0.4
747-400 Cargo	7.7	5.9	1.8	7.8	5.3	2.5
747-200 Cargo	—	—	—	—	0.2	(0.2)
747-400 Passenger	0.2	0.2	—	0.2	0.2	—
767-300 Passenger	0.2	0.1	0.1	0.2	0.2	—

Total	9.1	6.2	2.9	8.6	5.9	2.7
Dry Leasing
777-200 Cargo	2.6	—	2.6	1.3	—	1.3
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	0.8	0.2	1.0	0.3	0.7
737-800 Passenger	2.0	2.0	—	2.0	2.0	—

Total	6.6	3.8	2.8	5.3	3.3	2.0

Total Operating Aircraft	53.9	43.4	10.5	51.1	39.8	11.3

Out of Service[3]	1.0	-	1.0	0.8	-	0.8

[1] ACMI average fleet excludes spare aircraft provided by CMI customers.
[2] Includes 1.6 and 1.3 Large Cargo Freighters in the three-month periods ended September 30, 2013 and 2012, respectively. Includes 1.6 and 1.1 Large Cargo Freighters in the nine-month periods ended September
30, 2013 and 2012, respectively.

[3] Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.